Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Trident Resources Corporation:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP

Chartered Accountants
Calgary, Canada

November 10, 2008